RESOLUTION

BOARD OF DIRECTORS

FIRST GUARANTY BANCSHARES, INC.

HAMMOND, LOUISIANA

MARCH 20, 2014

The following resolution was introduced, seconded and unanimously adopted at a regular meeting of the Board of Directors of First Guaranty Bancshares, Inc., Hammond, Louisiana, held on the 20th day of March 2014, whereby a quorum was present and voting.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

BE IT RESOLVED that the Chief Executive Officer and the Chief Financial Officer, Treasurer and Secretary of the Holding Company are, and each of them hereby is, authorized, empowered and directed to prepare an Annual Report to Stockholders to be mailed to Stockholders of the Holding Company.

FURTHER RESOLVED that Chief Executive Officer Alton B. Lewis and the Chief Financial Officer, Treasurer and Secretary Eric J. Dosch, and each of them hereby is, authorized and directed to execute on behalf of any director or officer of the Holding Company, the Annual Report on Form 10-K, those persons to act pursuant to powers of attorney granted to them by those directors or officers, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K.

* * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * * *

CERTIFICATE

I hereby certify that the above and foregoing is a true and correct copy of the Resolution adopted by the Board of Directors of First Guaranty Bancshares, Inc. at a regular meeting held at its domicile on the 20th day of March 2014, at which a quorum was present and voting and that the same has not been rescinded or revoked.

/s/Eric J. Dosch
Eric J. Dosch
Chief Financial Officer, Treasurer and
Secretary to the Board of Directors
First Guaranty Bancshares, Inc.

/s/Marshall T. Reynolds
Marshall T.  Reynolds
Chairman of the Board of Directors
First Guaranty Bancshares, Inc.